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                                                                      EXHIBIT 11

                   MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)
                                  (Unaudited)

Note: Earnings per share are presented in accordance with Regulation S-K Item 601 (b) and FAS No. 128.

                                                                                     Three Months Ended
                                                             -----------------------------------------------------------
                                                                       June 30, 2001                  July 1, 2000
                                                             ---------------------------      --------------------------
Net earnings                                                      $               46,466                          47,203
                                                             ===========================      ==========================

Weighted-average common and dilutive potential common shares outstanding:

      Weighted-average common shares outstanding                                  52,266                          53,836

      Add weighted-average dilutive potential common
        shares - options to purchase common shares, net                              616                             500
                                                             ---------------------------      --------------------------

Weighted-average common and dilutive potential
    common shares outstanding                                                     52,882                          54,336
                                                             ===========================      ==========================

Basic earnings per share                                          $                 0.89                            0.88
                                                             ===========================      ==========================

Diluted earnings per share                                        $                 0.88                            0.87
                                                             ===========================      ==========================

                                                                                      Six Months Ended
                                                             -----------------------------------------------------------
                                                                       June 30, 2001                  July 1, 2000
                                                             ---------------------------      --------------------------
Net earnings                                                      $               73,672                          81,200
                                                             ===========================      ==========================


Weighted-average common and dilutive potential common shares outstanding:

      Weighted-average common shares outstanding                                  52,314                          54,723

      Add weighted-average dilutive potential common
        shares - options to purchase common shares, net                              612                             494
                                                             ---------------------------      --------------------------

Weighted-average common and dilutive potential
    common shares outstanding                                                     52,926                          55,217
                                                             ===========================      ==========================

Basic earnings per share                                          $                 1.41                            1.48
                                                             ===========================      ==========================

Diluted earnings per share                                        $                 1.39                            1.47
                                                             ===========================      ==========================
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